Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS THIRD QUARTER 2010 RESULTS
RALEIGH, NC — November 3, 2010, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its financial results for the third quarter of 2010.
Commenting on the quarter, Garland S. Tucker, III, President and CEO, stated, “The third quarter was an especially active time for us as we initiated approximately $30 million of new investments, we experienced approximately $30 million of principal repayments, we recapitalized a portion of our SBA debentures at extremely favorable rates, and we raised over $41 million of equity capital in a successful follow-on offering in September. As we begin to focus on 2011, we remain pleased with the performance of our existing portfolio and we are delighted with the quality of new investment opportunities we are seeing.”
Third Quarter 2010 Results
Total investment income during the third quarter of 2010 was $9.8 million, compared to total investment income of $7.1 million for the third quarter of 2009, representing an increase of 37.9%. The Company’s increase in investment income is primarily attributable to new portfolio investments made during 2009 and 2010 which resulted in an increase in total loan interest, fee, dividend and paid-in-kind interest income of approximately $2.8 million, offset by a decrease in interest income from cash and cash equivalent investments of $0.1 million.
Net investment income during the third quarter of 2010 was $5.6 million, compared to net investment income of $3.7 million for the third quarter of 2009, representing an increase of 51.0%. The Company’s net investment income per share during the third quarter of 2010 was $0.46, based on a weighted average share count of 12,258,614, as compared to $0.41 during the third quarter of 2009, based on a weighted average share count of 9,129,192.
The Company’s net increase in net assets resulting from operations was $7.2 million during the third quarter of 2010, as compared to a net decrease in net assets resulting from operations of $0.8 million during the third quarter of 2009. The Company’s net increase in net assets resulting from operations was $0.59 per share during the third quarter of 2010 based on a weighted average share count of 12,258,614, as compared to a net decrease in net assets resulting from operations of $0.09 per share during the third quarter of 2009, based on a weighted average share count of 9,129,192.

The Company’s net asset value per share at September 30, 2010, was $11.99 as compared to $11.08 per share at June 30, 2010. As of September 30, 2010, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 15.1%.
Liquidity and Capital Resources
At September 30, 2010, the Company had cash and cash equivalents totaling $74.1 million.
During the third quarter of 2010, the Company completed a public offering of 2.8 million shares of common stock with net proceeds of approximately $41.3 million.
Commenting on the Company’s liquidity and capital resources, Steven C. Lilly, Chief Financial Officer, stated, “Triangle is fortunate to enjoy a strong liquidity position at what we believe is a very opportune time in the mezzanine market. Based on our cash on hand as of September 30, 2010, and our incremental SBA commitments, we have access to approximately $160 million of capital which provides us with significant corporate visibility as we prepare to move into 2011.”
Also during the third quarter of 2010, Triangle pre-paid $22.3 million in Small Business Administration (“SBA”) guaranteed debentures that bore interest at a weighted average interest rate of 5.8%. During the same period, Triangle issued $32.6 million of new 10-year SBA-guaranteed debentures at a weighted average fixed interest rate of 3.7%. Triangle also issued a five-year SBA-guaranteed Low to Moderate Income (“LMI”) debenture with a principal amount of $7.8 million and a fixed interest rate of 2.5% for proceeds of $6.8 million. As of September 30, 2010, the Company had non-callable, fixed rate SBA guaranteed debentures outstanding totaling $139.0 million. The Company has the ability to issue up to a total of $225.0 million in SBA-guaranteed debentures.
Dividend Information
On August 25, 2010, Triangle announced that its board of directors had declared a cash dividend of $0.41 per share. This was the Company’s fifteenth consecutive quarterly dividend since its initial public offering in February, 2007. The dividend was payable as follows:
          Record Date: September 8, 2010
          Payment Date: September 22, 2010
Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.
When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.

Recent Portfolio Activity
During the third quarter of 2010, Triangle made three new investments totaling approximately $26.1 million, and four debt investments in existing portfolio companies totaling approximately $3.9 million. In addition, the Company sold one equity investment in a portfolio company resulting in a realized gain of approximately $0.3 million, and sold a convertible note investment in a portfolio company resulting in a realized gain of approximately $0.9 million. Also during the third quarter of 2010, four portfolio company loans were repaid at par totaling approximately $25.9 million and Triangle received normal principal repayments totaling approximately $2.8 million.
Previously announced investment transactions during the third quarter of 2010 are summarized as follows:
On July 9, 2010, the Company made a $5.5 million investment in Hatch Chile Co., LLC (“Hatch Chile”) consisting of subordinated debt with warrants. Hatch Chile is a food products company that distributes branded, green chile based cooking sauces and related canned chile and tomato products for retail customers, primarily in the Southwestern United States.
On August 6, 2010, Triangle made a $13.9 million investment in Carolina Beer & Beverage (“CBB”) consisting of subordinated debt and equity. CBB performs beverage manufacturing and co-packaging, as well as fee-based warehousing, logistics and distribution services. CBB is a co-packer for some of the largest and fastest growing national and international beverage companies, producing well known energy drinks, flavored malt beverages, and organic and natural beverages.
On September 15, 2010, the Company made a $6.7 million investment in AP Services, Inc. (“AP Services”) consisting of subordinated debt and equity. AP Services, headquartered in Freeport, Pennsylvania, is a supplier of gaskets, packing, and other fluid sealing technologies and services to power plants and original equipment manufacturers.
Subsequent to quarter end, on October 29, 2010, Triangle closed a $10.8 million investment in Infrastructure Corporation of America (“ICA”) consisting of subordinated debt with warrants. ICA maintains public transportation infrastructure, including roadways, bridges, toll ways, rest areas and welcome centers. This investment is in support of ICA’s acquisition of full-service engineering firm Florence & Hutcheson, which adds planning, design-build, civil, geotechnical, environmental, construction engineering and inspection, and water resources to ICA’s existing services.
Also on October 29, 2010, the Company made a $6.0 million subordinated debt investment in McKenzie Sports Products, LLC (“McKenzie”). McKenzie is the largest designer and manufacturer of taxidermy forms and supplies used to mount hunting and fishing trophies in the United States.
Conference Call to Discuss Third Quarter 2010 Results
Triangle has scheduled a conference call to discuss third quarter results for Thursday, November 4, 2010, at 9:00 a.m. ET.
To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 9, 2010. To access the replay, please dial 800-642-1687 or 706-645-9291 and enter the passcode 20147650.
Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until January 31, 2011.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 million – $15.0 million per transaction in companies with annual revenues between $20.0 million and $100.0 million and EBITDA between $3.0 million and $20.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)

Assets
Investments at fair value:
Non—Control / Non—Affiliate investments (cost of $180,441,851 and $143,239,223 at September 30, 2010 and December 31, 2009, respectively)	$180,835,768	$138,281,894
Affiliate investments (cost of $46,610,233 and $47,934,280 at September 30, 2010 and December 31, 2009, respectively)	35,987,510	45,735,905
Control investments (cost of $20,107,190 and $18,767,587 at September 30, 2010 and December 31, 2009, respectively)	23,755,121	17,300,171

Total investments at fair value	240,578,399	201,317,970
Cash and cash equivalents	74,087,213	55,200,421
Interest and fees receivable	603,892	676,961
Prepaid expenses and other current assets	240,009	286,790
Deferred financing fees	4,355,344	3,540,492
Property and equipment, net	45,802	28,666

Total assets	$319,910,659	$261,051,300

Liabilities
Accounts payable and accrued liabilities	$1,627,793	$2,222,177
Interest payable	524,319	2,333,952
Dividends payable	—	4,774,534
Taxes payable	49,573	59,178
Deferred revenue	47,500	75,000
Deferred income taxes	211,187	577,267
SBA guaranteed debentures payable	139,021,466	121,910,000

Total liabilities	141,481,838	131,952,108

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 14,885,134 and 11,702,511 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively)	14,885	11,703
Additional paid-in capital	182,663,381	136,769,259
Investment income in excess of distributions	195,415	1,070,452
Accumulated realized gains on investments	2,347,198	448,164
Net unrealized depreciation of investments	(6,792,058)	(9,200,386)

Total net assets	178,428,821	129,099,192

Total liabilities and net assets	$319,910,659	$261,051,300

Net asset value per share	$11.99	$11.03

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Investment income:
Loan interest, fee and dividend income:
Non–Control / Non–Affiliate investments	$6,654,541	$3,850,305	$16,673,386	$12,252,053
Affiliate investments	1,044,088	1,374,819	3,152,758	3,215,690
Control investments	333,993	232,575	1,056,463	713,553

Total loan interest, fee and dividend income	8,032,622	5,457,699	20,882,607	16,181,296

Payment–in–kind interest income:
Non–Control / Non–Affiliate investments	1,338,018	711,882	3,301,525	2,322,402
Affiliate investments	231,525	600,532	797,448	978,568
Control investments	117,419	122,738	377,276	286,816

Total payment–in–kind interest income	1,686,962	1,435,152	4,476,249	3,587,786

Interest income from cash and cash equivalent investments	67,501	203,792	207,283	408,464

Total investment income	9,787,085	7,096,643	25,566,139	20,177,546

Expenses:
Interest expense	1,864,442	1,749,593	5,442,426	5,137,159
Amortization of deferred financing fees	469,394	90,500	665,455	268,810
General and administrative expenses	1,840,794	1,538,693	5,493,495	4,766,841

Total expenses	4,174,630	3,378,786	11,601,376	10,172,810

Net investment income	5,612,455	3,717,857	13,964,763	10,004,736

Net realized gain (loss) on investments — Non-Control/Non-Affiliate	1,210,481	—	(1,623,104)	848,164
Net realized gain (loss) on investment — Affiliate	(19,100)	—	3,522,138	—
Net unrealized appreciation (depreciation) of investments	358,936	(4,504,933)	2,408,328	(15,028,496)

Total net gain (loss) on investments before income taxes	1,550,317	(4,504,933)	4,307,362	(14,180,332)
Income tax benefit (provision)	20,410	8,417	(72,334)	(38,277)

Net increase (decrease) in net assets resulting from operations	$7,183,182	$(778,659)	$18,199,791	$(4,213,873)

Net investment income per share — basic and diluted	$0.46	$0.41	$1.16	$1.25

Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.59	$(0.09)	$1.51	$(0.53)

Dividends declared per common share	$0.41	$0.41	$1.23	$1.21

Distributions of capital gains declared per common share	$—	$—	$—	$0.05

Weighted average number of shares outstanding — basic and diluted	12,258,614	9,129,192	12,047,852	8,024,933

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2009
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$18,199,791	$(4,213,873)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(88,215,260)	(27,943,735)
Repayments received/sales of portfolio investments	53,975,274	9,289,106
Loan origination and other fees received	1,713,818	540,000
Net realized gain on investments	(1,899,034)	(848,164)
Net unrealized depreciation (appreciation) of investments	(2,042,248)	15,434,615
Deferred income taxes	(366,080)	(406,120)
Payment—in—kind interest accrued, net of payments received	(1,249,763)	(2,008,357)
Amortization of deferred financing fees	665,455	268,810
Accretion of loan origination and other fees	(1,065,703)	(443,135)
Accretion of loan discounts	(477,513)	(306,075)
Accretion of discount on SBA guaranteed debentures payable	7,548	—
Depreciation expense	13,569	16,711
Stock-based compensation	848,623	512,448
Changes in operating assets and liabilities:
Interest and fees receivable	73,069	314,296
Prepaid expenses	46,781	(180,972)
Accounts payable and accrued liabilities	(594,384)	(158,034)
Interest payable	(1,809,633)	(1,311,242)
Deferred revenue	(27,500)	112,500
Taxes payable	(9,605)	(5,537)

Net cash used in operating activities	(22,212,795)	(11,336,758)

Cash flows from investing activities:
Purchases of property and equipment	(30,705)	(3,194)

Net cash used in investing activities	(30,705)	(3,194)

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	39,403,918	—
Repayments of SBA guaranteed debentures payable	(22,300,000)	—
Financing fees paid	(1,480,307)	(194,000)
Proceeds from public stock offerings, net of expenses	41,250,089	27,091,248
Common stock withheld for payroll taxes upon vesting of restricted stock	(234,912)	(66,900)
Cash dividends paid	(15,508,496)	(8,917,022)
Cash distributions paid	—	(352,366)

Net cash provided by financing activities	41,130,292	17,560,960

Net increase in cash and cash equivalents	18,886,792	6,221,008
Cash and cash equivalents, beginning of period	55,200,421	27,193,287

Cash and cash equivalents, end of period	$74,087,213	$33,414,295

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,244,511	$6,448,401